Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE	Contact: Etienne Marcus
(818) 871-3000
investorrelations@thecheesecakefactory.com

THE CHEESECAKE FACTORY REPORTS RESULTS FOR

FOURTH QUARTER OF FISCAL 2025

CALABASAS HILLS, Calif. – February 18, 2026 – The Cheesecake Factory Incorporated (NASDAQ: CAKE) today reported financial results for the fourth quarter of fiscal 2025, which ended on December 30, 2025.

Total revenues were $961.6 million in the fourth quarter of fiscal 2025 compared to $921.0 million in the fourth quarter of fiscal 2024. Fourth quarter fiscal 2025 includes $17.3 million of gift card breakage revenue as a result of a change in historical redemption patterns. Net income and diluted net income per share were $28.8 million and $0.60, respectively, in the fourth quarter of fiscal 2025.

The Company recorded a pre-tax net expense of $24.6 million related to impairment of assets and lease termination expenses, Fox Restaurant Concepts (“FRC”) acquisition-related items, gift card breakage and gift card inventory adjustments. Excluding the after-tax impact of these and certain other items, adjusted net income and adjusted diluted net income per share for the fourth quarter of fiscal 2025 were $48.3 million and $1.00, respectively. Please see the Company’s reconciliation of non-GAAP financial measures at the end of this press release.

Comparable restaurant sales at The Cheesecake Factory restaurants declined 2.2% year-over-year in the fourth quarter of fiscal 2025.

“We delivered solid fourth quarter and full-year results in 2025, generating record annual revenue supported by 25 new restaurant openings for the year,” said David Overton, Chairman and Chief Executive Officer. “Despite a more challenging operating environment across the restaurant industry, including weather-related impacts, revenue for the quarter finished within our expected range. Margins and adjusted diluted net income per share finished toward the higher end of our expectations, reflecting the resilience of our business and strong operational execution. Our operators remained focused on the factors within their control, delivering year-over-year improvements in labor productivity, wage management, hourly staff and manager retention, and guest satisfaction.”

“During the fourth quarter, we opened seven new restaurants and delivered approximately 7% unit growth for the year. Looking ahead, we expect to open as many as 26 restaurants this year, and with a strong pipeline in place we remain confident in our ability to achieve our development goal.”

“Underscoring our confidence in the strength and consistency of the business, we also announced an increase of 5.0 million shares to our repurchase authorization and raised our quarterly dividend to $0.30 per share. While the operating environment remains competitive, our strong operational execution, continued menu innovation, and portfolio of high-quality concepts differentiate our business and position us well for long-term growth and shareholder value creation.”

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000

Development

During the fourth quarter of fiscal 2025, the Company opened two Cheesecake Factory, two North Italia, and three FRC restaurants. Subsequent to quarter-end, the Company opened one Flower Child location and closed four restaurants, including two Cheesecake Factory restaurants, one Grand Lux Cafe, and one FRC location.

The Company now expects to open as many as 26 new restaurants in fiscal 2026, including as many as six The Cheesecake Factory restaurants, six to seven North Italia locations, six to seven Flower Child locations and as many as eight FRC restaurants.

Liquidity and Capital Allocation

As of December 30, 2025, the Company had total available liquidity of $582.2 million, including a cash balance of $215.7 million and $366.5 million of availability on its revolving credit facility with no outstanding balance. Total principal amount of debt outstanding was $644.0 million, including $69.0 million in principal amount of 0.375% convertible senior notes due 2026 and $575.0 million in principal amount of 2.00% convertible senior notes due 2030.

During the fourth quarter of fiscal 2025, the Company repurchased approximately 228,100 shares of its stock at a cost of $11.2 million. On February 12, 2026, the Company’s Board of Directors approved an increase of 5.0 million shares to the existing repurchase program raising the total authorization to 66 million shares, of which approximately 6.0 million shares remain available for repurchase following the increase.

Also on February 12, 2026, the Board approved a $0.03 increase in the quarterly dividend to $0.30 per share to be paid on March 17, 2026, to shareholders of record at the close of business on March 4, 2026.

Conference Call and Webcast

The Company will hold a conference call to review its results for the fourth quarter of fiscal 2025 today at 2:00 p.m. Pacific Time. The conference call will be webcast live on the Company’s website at investors.thecheesecakefactory.com.

About The Cheesecake Factory Incorporated

The Cheesecake Factory Incorporated is a leader in experiential dining. We are culinary forward and relentlessly focused on hospitality. Delicious, memorable experiences created by passionate people—this defines who we are and where we are going. We currently own and operate 368 restaurants throughout the United States and Canada under brands including The Cheesecake Factory®, North Italia®, Flower Child® and a collection of other FRC brands. Internationally, 35 The Cheesecake Factory® restaurants operate under licensing agreements. Our bakery division operates two facilities that produce quality cheesecakes and other baked products for our restaurants, international licensees and third-party bakery customers. In 2025, we were named to the FORTUNE Magazine “100 Best Companies to Work For®” list for the twelfth consecutive year. To learn more, visit www.thecheesecakefactory.com, www.northitalia.com, www.iamaflowerchild.com and www.foxrc.com.

From Fortune. ©2026 Fortune Media IP Limited. All rights reserved. Used under license. Fortune® and Fortune 100 Best Companies to Work For® are registered trademarks of Fortune Media IP Limited and are used under license. Fortune and Fortune Media IP Limited are not affiliated with, and do not endorse products or services of, The Cheesecake Factory Incorporated.

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as codified in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, without limitation, statements regarding the Company’s operations, growth, restaurant development and other objectives. Such forward-looking statements include all other statements that are not historical facts, as well as statements that are preceded by, followed by or that include words or phrases such as “believe,” “plan,” “will likely result,” “expect,” “intend,” “will continue,” “is anticipated,” “estimate,” “project,” “may,” “could,” “would,” “should” and similar expressions. These statements are based on current expectations and involve risks and uncertainties which may cause results to differ materially from those set forth in such statements. Investors are cautioned that forward-looking statements are not guarantees of future performance and that undue reliance should not be placed on such statements. These forward-looking statements may be affected by various factors including: economic, public health and political conditions that impact consumer confidence and spending, including government shutdowns, trade policy, interest rate fluctuations, periods of heightened inflation and market instability, and armed conflicts; supply chain disruptions; demonstrations, political unrest, potential damage to or closure of the Company’s restaurants and potential reputational damage to the Company or any of its brands; pandemics and related containment measures, including the potential for quarantines or restriction on in-person dining; acceptance and success of The Cheesecake Factory in international markets; acceptance and success of North Italia, Flower Child and Other Fox Restaurant Concepts restaurants; the risks of doing business abroad through Company-owned restaurants and/or licensees; foreign exchange rates, tariffs and cross border taxation; changes in unemployment rates; increases in minimum wages and benefit costs; the economic health of the Company’s landlords and other tenants in retail centers in which its restaurants are located, and the Company’s ability to successfully manage its lease arrangements with landlords; the economic health of suppliers, licensees, vendors and other third parties providing goods or services to the Company; the timing of new unit development and related permitting; compliance with debt covenants; strategic capital allocation decisions including with respect to share repurchases or dividends; the ability to achieve projected financial results; the resolution of uncertain tax positions with the Internal Revenue Service and the impact of changes in tax laws; changes in laws impacting the Company’s business; adverse weather conditions and natural disasters in regions in which the Company’s restaurants are located; factors that are under the control of government agencies, landlords and other third parties; the risks, costs and uncertainties associated with opening new restaurants; and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”). Forward-looking statements speak only as of the dates on which they are made, and the Company undertakes no obligation to publicly update or revise any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise, unless required to do so by law. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the Company’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K as filed with the SEC, which are available at www.sec.gov.

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000

The Cheesecake Factory Incorporated

Condensed Consolidated Statements of Income

(unaudited; in thousands, except per share data)

	13 Weeks Ended		13 Weeks Ended		52 Weeks Ended		52 Weeks Ended
Consolidated Statements of Income	December 30, 2025		December 31, 2024		December 30, 2025		December 31, 2024
		Percent of		Percent of		Percent of		Percent of
	Amount	Revenues	Amount	Revenues	Amount	Revenues	Amount	Revenues
Revenues	$961,558	100.0%	$920,963	100.0%	$3,751,806	100.0%	$3,581,699	100.0%
Costs and expenses:
Food and beverage costs	207,389	21.6%	205,768	22.3%	813,147	21.7%	806,021	22.5%
Labor expenses	325,526	33.8%	315,231	34.2%	1,312,894	35.0%	1,264,382	35.3%
Other operating costs and expenses	256,144	26.6%	247,113	26.8%	1,014,015	27.0%	959,221	26.7%
General and administrative expenses	67,209	7.0%	57,783	6.3%	244,915	6.5%	228,737	6.4%
Depreciation and amortization expenses	28,670	3.0%	26,435	2.9%	109,031	2.9%	101,450	2.8%
Impairment of assets and lease termination expenses	22,494	2.3%	15,224	1.7%	22,990	0.6%	13,647	0.4%
Acquisition-related contingent consideration, compensation
and amortization expense/(income)	11,529	1.2%	(858)	(0.1)%	14,449	0.4%	2,429	0.1%
Preopening costs	9,362	1.0%	7,635	0.8%	33,080	0.9%	27,495	0.8%
Total costs and expenses	928,323	96.5%	874,331	94.9%	3,564,521	95.0%	3,403,382	95.0%
Income from operations	33,235	3.5%	46,632	5.1%	187,285	5.0%	178,317	5.0%
Interest expense, net	(3,000)	(0.3)%	(2,137)	(0.2)%	(10,448)	(0.3)%	(10,107)	(0.3)%
Loss on debt extinguishment	-	0.0%	-	0.0%	(15,891)	(0.4)%	-	0.0%
Other income, net	467	0.0%	841	0.0%	1,949	0.0%	2,837	0.1%
Income before income taxes	30,702	3.2%	45,336	4.9%	162,895	4.3%	171,047	4.8%
Income tax provision	1,927	0.2%	4,182	0.4%	14,468	0.3%	14,264	0.4%
Net income	$28,775	3.0%	$41,154	4.5%	$148,427	4.0%	$156,783	4.4%

Basic net income per share	$0.62		$0.86		$3.17		$3.28
Basic weighted average shares outstanding	46,620		47,953		46,786		47,789

Diluted net income per share	$0.60		$0.83		$3.06		$3.20
Diluted weighted average shares outstanding	48,346		49,645		48,551		48,974

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000

The Cheesecake Factory Incorporated

Selected Segment Information

(unaudited; in thousands)

	For the 13 Weeks Ended December 30, 2025
	The Cheesecake
	Factory	North	Other
	restaurants	Italia	FRC	Other	Total
Revenues	$681,431	$88,174	$99,441	$92,512	$961,558
Costs and expenses:
Food and beverage costs	145,373	20,266	21,682	20,068	207,389
Labor expenses	222,484	31,431	36,885	34,726	325,526
Other operating costs and expenses	176,743	23,923	29,216	26,262	256,144
General and administrative expenses	-	-	-	67,209	67,209
Depreciation and amortization expenses	17,470	3,325	3,628	4,247	28,670
Impairment of assets and lease terminations expenses	201	7,869	9,466	4,958	22,494
Acquisition-related contingent consideration, compensation and amortization expenses	-	-	315	11,214	11,529
Preopening costs	3,735	2,288	2,926	413	9,362
Total costs and expenses	566,006	89,102	104,118	169,097	928,323
Income/(loss) from operations	$115,425	$(928)	$(4,677)	$(76,585)	$33,235

	For the 13 Weeks Ended December 31, 2024
	The Cheesecake
	Factory	North	Other
	restaurants	Italia	FRC	Other	Total
Revenues	$669,382	$81,309	$85,119	$85,153	$920,963
Costs and expenses:
Food and beverage costs	149,130	18,371	18,346	19,921	205,768
Labor expenses	221,494	29,559	29,941	34,237	315,231
Other operating costs and expenses	175,382	21,598	25,090	25,043	247,113
General and administrative expenses	-	-	-	57,783	57,783
Depreciation and amortization expenses	16,768	2,591	3,143	3,933	26,435
Impairment of assets and lease terminations expenses	330	-	14,893	1	15,224
Acquisition-related contingent consideration, compensation and amortization (income)/expenses	-	-	315	(1,173)	(858)
Preopening costs	1,884	2,230	2,396	1,125	7,635
Total costs and expenses	564,988	74,349	94,124	140,870	874,331
Income/(loss) from operations	$104,394	$6,960	$(9,005)	$(55,717)	$46,632

	For the 52 Weeks Ended December 30, 2025
	The Cheesecake
	Factory	North	Other
	restaurants	Italia	FRC	Other	Total
Revenues	$2,688,797	$345,896	$355,060	$362,053	$3,751,806
Costs and expenses:
Food and beverage costs	581,264	76,607	77,985	77,291	813,147
Labor expenses	913,001	128,179	132,777	138,937	1,312,894
Other operating costs and expenses	707,738	94,700	107,936	103,641	1,014,015
General and administrative expenses	-	-	-	244,915	244,915
Depreciation and amortization expenses	66,733	12,257	13,215	16,826	109,031
Impairment of assets and lease terminations expenses	505	7,869	9,603	5,013	22,990
Acquisition-related contingent consideration, compensation and amortization expenses	-	-	1,262	13,187	14,449
Preopening costs	10,253	7,917	11,544	3,366	33,080
Total costs and expenses	2,279,494	327,529	354,322	603,176	3,564,521
Income/(loss) from operations	$409,303	$18,367	$738	$(241,123)	$187,285

	For the 52 Weeks Ended December 31, 2024
	The Cheesecake
	Factory	North	Other
	restaurants	Italia	FRC	Other	Total
Revenues	$2,661,627	$299,575	$299,969	$320,528	$3,581,699
Costs and expenses:
Food and beverage costs	599,899	69,505	66,665	69,952	806,021
Labor expenses	913,560	111,082	108,377	131,363	1,264,382
Other operating costs and expenses	696,739	82,290	88,672	91,520	959,221
General and administrative expenses	-	-	-	228,737	228,737
Depreciation and amortization expenses	66,010	9,244	11,389	14,807	101,450
Impairment of assets and lease terminations (income)/expenses	(1,402)	-	14,893	156	13,647
Acquisition-related contingent consideration, compensation and amortization expenses	-	-	1,262	1,167	2,429
Preopening costs	7,499	7,409	9,206	3,381	27,495
Total costs and expenses	2,282,305	279,530	300,464	541,083	3,403,382
Income/(loss) from operations	$379,322	$20,045	$(495)	$(220,555)	$178,317

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000

The Cheesecake Factory Incorporated

Selected Operating, Restaurant and Balance Sheet Information

(unaudited; in thousands, except statistical data)

	13 Weeks Ended	13 Weeks Ended	52 Weeks Ended	52 Weeks Ended
The Cheesecake Factory restaurants operating information:	December 30, 2025	December 31, 2024	December 30, 2025	December 31, 2024
Comparable restaurant sales vs. prior year	(2.2)%	1.7%	0.1%	1.0%
Restaurants opened during period	2	2	4	3
Restaurants open at period-end	218	215	218	215
Restaurant operating weeks	2,821	2,795	11,218	11,214

North Italia operating information:
Comparable restaurant sales vs. prior year	(4)%	1%	(2)%	2%
Restaurants opened during period	2	3	6	6
Restaurants open at period-end	48	42	48	42
Restaurant operating weeks	606	535	2,355	2,021

Other Fox Restaurant Concepts (FRC) operating information:(1)
Restaurants opened during period	3	2	9	8
Restaurants open at period-end	56	48	56	48
Restaurant operating weeks	715	611	2,675	2,264

Other operating information:(2)
Restaurants opened during period	-	2	6	6
Restaurants open at period-end	49	43	49	43
Restaurant operating weeks	637	551	2,477	2,114

Number of company-owned restaurants:
The Cheesecake Factory	218
North Italia	48
Other FRC	56
Other	49
Total	371

Number of international-licensed restaurants:
The Cheesecake Factory	35

(1)	The Other FRC segment includes all FRC brands except Flower Child.

(2)	The Other segment includes the Flower Child, Grand Lux Cafe and Social Monk Asian Kitchen concepts, as well as the Company's third-party bakery, international and consumer packaged goods businesses, unallocated corporate expenses and gift card costs.

Selected Consolidated Balance Sheet Information	December 30, 2025	December 31, 2024
Cash and cash equivalents	$215,729	$84,176
Current and long-term debt, net of issuance costs (1)	630,074	452,062

(1)	Includes $68.8 million net balance of 0.375% convertible senior notes due 2026 (principal amount of $69 million less $0.2 million in unamortized issuance costs) and $561.3 million net balance of 2.00% convertible senior notes due 2030 (principal amount of $575 million less $13.7 million in unamortized issuance costs). The unamortized issuance costs were recorded as a contra-liability and netted with current and long-term debt on the Condensed Consolidated Balance Sheet and are being amortized as interest expense.

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000

Reconciliation of Non-GAAP Results to GAAP Results

In addition to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”) in this press release, the Company is providing non-GAAP measurements which present net income and net income per share excluding the impact of certain items. The non-GAAP measurements are intended to supplement the presentation of the Company’s financial results in accordance with GAAP. These non-GAAP measures are calculated by eliminating from net income and diluted net income per share the impact of items the Company does not consider indicative of its ongoing operations. The Company uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons.

The Cheesecake Factory Incorporated

Reconciliation of Non-GAAP Financial Measures

(unaudited; in thousands, except per share data)

	13 Weeks Ended	13 Weeks Ended	52 Weeks Ended	52 Weeks Ended
	December 30, 2025	December 31, 2024	December 30, 2025	December 31, 2024
Net income (GAAP)	$28,775	$41,154	$148,427	$156,783
Impairment of assets and lease termination expenses (1)	22,494	15,224	22,990	13,647
Acquisition-related contingent consideration,
compensation and amortization expense/(income)(2)	11,529	(858)	14,449	2,429
Gift card adjustment, net(3)	(9,396)	-	(9,396)	-
Loss on extinguishment of debt(4)	-	-	15,891	-
Uncertain tax positions(5)	1,306	-	2,023	-
Tax effect of adjustments(6)	(6,403)	(3,735)	(11,423)	(4,180)
Adjusted net income (non-GAAP)	$48,305	$51,785	$182,961	$168,679

Diluted net income per share (GAAP)	$0.60	$0.83	$3.06	$3.20
Impairment of assets and lease termination expenses (1)	0.47	0.31	0.47	0.28
Acquisition-related contingent consideration,
compensation and amortization expense/(income)(2)	0.24	(0.02)	0.30	0.05
Gift card adjustment, net(3)	(0.19)	-	(0.19)	-
Loss on extinguishment of debt(4)	-	-	0.33	-
Uncertain tax positions(5)	0.03	-	0.04	-
Tax effect of adjustments(6)	(0.13)	(0.08)	(0.24)	(0.09)
Adjusted diluted net income per share (non-GAAP)(7)	$1.00	$1.04	$3.77	$3.44

(1)	A detailed breakdown of impairment of assets and lease termination expenses recorded in the thirteen and fifty-two weeks ended December 30, 2025 and December 31, 2024 can be found in the Selected Segment Information table.

(2)	Represents changes in the fair value of the deferred consideration and contingent consideration and compensation liabilities related to the North Italia and FRC acquisition, as well as amortization of acquired definite-lived licensing agreements.

(3)	Represents gift card breakage revenue of $17.3 million as a result of a change in historical redemption patterns, partially offset by a non-recurring $7.9 million write-down of gift card inventory.

(4)	Represents premium paid and acceleration of previously unamortized deferred financing costs as a result of partial redemption of our convertible senior notes due 2026.

(5)	Represents a reserve for uncertain tax position related to tenant improvements allowances and Section 199 deductions. Uncertain tax positions taken in a tax return are recognized in the financial statements when it is more likely than not that the position will be sustained upon examination by tax authorities based on technical merits, taking into account available administrative remedies and litigation.

(6)	Based on the federal statutory rate and an estimated blended state tax rate, the tax effect on all adjustments assumes a 26% tax rate for the fiscal 2025 and 2024 periods.

(7)	Adjusted net income per share may not add due to rounding.

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000